EXHIBIT 5.1
                               Counsellors at Law
                           HUTCHINS, WHEELER & DITTMAR
                           A Professional Corporation

                 101 Federal Street, Boston, Massachusetts 02110
                 Telephone 617-951-6600 Facsimile: 617-951-1295



                                                          January 10, 1997



CRA Managed Care, Inc.
312 Union Wharf
Boston, MA  02109

Ladies and Gentlemen:

        We have acted as counsel to CRA Managed Care, Inc., a Massachusetts corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, of up to 97,070 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). Of the Common Stock being registered all of the shares are being offered by certain selling stockholders (the "Selling Stockholders").

        As such counsel, we have examined (i) certain corporate records of the Company, including its Articles of Organization, its By-laws, stock records and records of the meetings of its Incorporator, Board of Directors and Stockholders; (ii) a Certificate of the Secretary of the Commonwealth of Massachusetts as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

        2. The Company is authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share.

        3. When sold under circumstances contemplated in the Registration Statement, the 97,070 shares of Common Stock offered by the Selling Stockholders will be duly authorized, validly issued, fully paid and nonassessable.


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CRA Managed Care, Inc.
January 10, 1997
Page 2

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                Very truly yours,

                               /S/ HUTCHINS, WHEELER & DITTMAR
                               HUTCHINS, WHEELER & DITTMAR
                               A Professional Corporation

JW/AJH

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